AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1996


                                                      REGISTRATION NO. 333-06205
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 6
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                               INTERPOOL LIMITED
             (Exact name of registrant as specified in its charter)

            BARBADOS                         7359, 6159                        13-2622821
(State or other jurisdiction of     (Primary standard industrial            (I.R.S. employer
 incorporation or organization)     classification code number)              identification
                                                                                number)

                              -------------------

                             211 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                 (609) 452-8900
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              -------------------

                                 MARTIN TUCHMAN
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                          AND CHIEF EXECUTIVE OFFICER
                               INTERPOOL LIMITED
                             211 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                                 (609) 452-8900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              -------------------

                                   COPIES TO:

            STROOCK & STROOCK & LAVAN                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
               SEVEN HANOVER SQUARE                                  919 THIRD AVENUE
             NEW YORK, NEW YORK 10004                            NEW YORK, NEW YORK 10022
         ATTN: JEFFREY S. LOWENTHAL, ESQ.                       ATTN: MARK C. SMITH, ESQ.
                  (212) 806-5400                                      (212) 735-3000

                              -------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                              -------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE


    TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM  PROPOSED MAXIMUM
       SECURITIES TO BE           AMOUNT TO BE     OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
          REGISTERED               REGISTERED           SHARE(1)          PRICE(1)      REGISTRATION FEE
Common Stock, no par value....  8,797,500 shares(2)       $16.00        $140,760,000       $48,539(3)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2) Includes 1,147,500 shares of Common Stock subject to an over-allotment option granted to the Underwriters.
(3) The registration fee was paid upon filing of the initial registration statement on June 18, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 EXPLANATORY NOTE
                                 ----------------

This Amendment No. 6 to the Registration Statement is being filed solely for the purpose of filing exhibit 8.1 to the Registration Statement.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following sets forth the estimated fees and expenses in connection with the issuance and distribution of the Registrant's securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Registrant:


Securities and Exchange Commission registration fee.............   $ 48,539
National Association of Securities Dealers, Inc. filing fee.....     14,576
New York Stock Exchange listing fee.............................    100,000
Printing and engraving expenses.................................    150,000
Legal fees and expenses.........................................    275,000
Accounting fees and expenses....................................    200,000
Blue Sky fees and expenses......................................     20,000
Transfer Agent's fees...........................................      3,500
Miscellaneous expenses..........................................     53,385
                                                                   --------
    Total.......................................................   $865,000
                                                                   --------
                                                                   --------


- ------------




ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subject to the limitations provided by the laws of Barbados, the Company's Articles and Bylaws provide that the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Company, if: (i) he acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

    The Registrant maintains directors' and officers' liability insurance with policy amounts of $15,000,000.

    The Company has entered into agreements to indemnify its outside directors which are intended to provide the maximum indemnification permitted by Barbados law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


  1.1*    --Underwriting Agreement among the Parent, the Company and the Underwriters.
  3.1*    --Restated Articles of Incorporation of the Company.
  3.2*    --Amended By-Laws of the Company.

  4.1*    --Form of Certificate representing Common Stock.
  5.1*    --Opinion of David King & Co. as to the validity of the securities being registered.
  8.1     --Opinion of Baker & McKenzie regarding federal income tax considerations.
 10.1*    --Form of Management Services Agreement between Interpool, Inc. and the Company.
 10.2*    --Form of Registration Rights Agreement between Interpool, Inc. and the Company.
 10.3*    --Form of Promissory Note dated December 31, 1995 between Interpool, Inc. and the
            Company.
 10.4*    --Form of Sublease dated March 5, 1993 between the Company and Trac Lease, Inc.
 10.5*    --Form of Agreement dated August 20, 1990 among The Ivy Group, MCS Chassis, Inc.
            and the Company.
 10.6*    --Form of Indemnification Agreement between the Company and Interpool, Inc.
 10.7*    --Form of Indemnity between the Company and its directors.
 10.8*    --Form of Indemnification Agreement between the Company and Interpool, Inc.
 10.9*    --Form of Stock Option Plan for Executive Officers and Directors.
 10.10*   --Form of NonQualified Stock Option Plan for Non-Employee, Non-Officer Directors.
 10.11*   --Employment Agreement between Eric Beerlandt and the Company.
 10.12*   --Note Purchase Agreement between the Company and the Collateral Agent, for the
            Purchasers listed therein--dated November 30, 1993 (the "November 30, 1993 Note
            Purchase Agreement") (Confidential Treatment Requested).
 10.13*   --Form of Series A Note in connection with the November 30, 1993 Note Purchase
            Agreement.
 10.14*   --Form of Series B Note in connection with the November 30, 1993 Note Purchase
            Agreement.
 10.15*   --Form of Security Agreement in connection with the November 30, 1993 Note
            Purchase Agreement.
 10.16*   --Note Purchase Agreement between the Company and the Collateral Agent, for the
            Purchasers listed therein--dated October 27, 1994 (the "October 27, 1994 Note
            Purchase Agreement") (Confidential Treatment Requested).
 10.17*   --Form of Note in connection with the October 27, 1994 Note Purchase Agreement.
 10.18*   --Form of Security Agreement in connection with the October 27, 1994 Note
            Purchase Agreement.
 10.19*   --Note Purchase Agreement between the Company and the Collateral Agent, for the
            Purchasers listed therein--dated April 28, 1995 (the "April 28, 1995 Note
            Purchase Agreement") (Confidential Treatment Requested).
 10.20*   --Form of Note in connection with the April 28, 1995 Note Purchase Agreement.
 10.21*   --Form of Security Agreement in connection with the April 28, 1995 Note Purchase
            Agreement.
 10.22*   --Amendment to the Credit Agreement dated July 10, 1995, the Credit Agreement dated May 29, 1995 and the General Conditions of the Lender, each between the
            Lender and the Company (Confidential Treatment Requested).
 10.23*   --Note Purchase Agreement between the Company and the Collateral Agent, for the
            Purchasers listed therein dated July 25, 1995 (the "July 25, 1995 Note Purchase
            Agreement") (Confidential Treatment Requested).
 10.24*   --Form of Note in connection with the July 25, 1995 Note Purchase Agreement.
 10.25*   --Form of Security Agreement in connection with the July 25, 1995 Note Purchase
            Agreement.
 10.26*   --Second Amended and Restated Senior Loan and Security Agreement dated November
            30, 1995, among the Company, the Agent, and the Lenders named therein (the
            "Loan and Security Agreement") (Confidential Treatment Requested).

 10.27*   --Form of Note in connection with the Loan and Security Agreement (Confidential
            Treatment Requested).
 10.28*   --Note Purchase Agreement between the Company and the Collateral Agent, for the
            Purchases listed therein dated December 12, 1995 (the "December 12, 1995 Note
            Purchase Agreement") (Confidential Treatment Requested).
 10.29*   --Form of Note in connection with the December 12, 1995 Note Purchase Agreement.
 10.30*   --Form of Security Agreement in connection with the December 12, 1995 Note
            Purchase Agreement.
 10.31*   --Term Loan Agreement among the Company, the Banks party thereto and the Agent, dated March 28, 1996 (the "March 28, 1996 Term Loan Agreement") and Amendment
            No. 1 to the Term Loan Agreement (Confidential Treatment Requested).
 10.32*   --Form of Term Note in connection with the March 28, 1996 Term Loan Agreement.
 10.33*   --Form of Security Agreement in connection with the March 28, 1996 Term Loan
            Agreement (Confidential Treatment Requested).
 10.34*   --Amendment Number Two to the November 30, 1993 Note Purchase Agreement dated as of June 28, 1996 (Confidential Treatment Requested).
 10.35*   --Amendment Number Two to the October 27, 1994 Note Purchase Agreement dated as of June 28, 1996 (Confidential Treatment Requested).
 10.36*   --Amendment Number Three to the April 28, 1995 Note Purchase Agreement dated as of June 28, 1996 (Confidential Treatment Requested).
 10.37*   --Amendment Number One to the July 25, 1995 Note Purchase Agreement dated as of
            June 28, 1996 (Confidential Treatment Requested).
 10.38*   --Letter of Waiver of Certain Conditions to the Loan and Security Agreement dated
            August 2, 1996 (Confidential Treatment Requested).
 10.39*   --Amendment Number One to the December 12, 1995 Note Purchase Agreement dated as of June 28, 1996 (Confidential Treatment Requested).
 10.40*   --Amendment Number Two to the March 28, 1996 Term Loan Agreement dated as of June
            27, 1996 (Confidential Treatment Requested).
 21.1*    --Subsidiaries of the Company.
 23.1*    --Consent of Arthur Andersen LLP with respect to consolidated financial statements of the Company.
 23.2*    --Consent of Stroock & Stroock & Lavan.
 23.3*    --Consent of David King & Co. (included in Exhibit 5.1).
 23.4     --Consent of Baker & McKenzie (included in Exhibit 8.1).
 24.1*    --Power of attorney (included on signature page of this Registration Statement).
 27.1*    --Financial Data Schedule.


- ------------

 * Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 8, 1996.


                                          INTERPOOL LIMITED

                                          By:   /s/ MARTIN TUCHMAN
                                              ..................................

                                              Martin Tuchman
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                        DATE
- -------------------------------------  -------------------------------------   ---------------
          /s/             *            Chairman of the Board of Directors      August 8, 1996
 .....................................    and Chief Executive Officer
           Martin Tuchman                (Principal Executive Officer), and
                                         United States Authorized
                                         Representative
          /s/             *            President, Chief Operating Officer,     August 8, 1996
 .....................................    Chief Financial Officer and
         Raoul J. Witteveen              Director (Principal Financial
                                         Officer)
          /s/             *            Vice President and Controller           August 8, 1996
 .....................................    (Principal Accounting Officer)
           William Geoghan
          /s/             *            Director                                August 8, 1996
 .....................................
         Warren L. Serenbetz
          /s/             *            Director                                August 8, 1996
 .....................................
           Ernst Baenziger
          /s/             *            Managing Director (Barbados) and        August 8, 1996
 .....................................    Director
            Frank Sellier
          /s/             *            Director                                August 8, 1996
 .....................................
            David N. King
          /s/             *            Director                                August 8, 1996
 .....................................
           Eric Beerlandt


- ------------


* Martin Tuchman hereby signs this Amendment No. 6 to the Registration Statement on August 8, 1996 on his own behalf and on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.



August 8, 1996

                                                  /s/ MARTIN TUCHMAN
                                          ......................................
                                                      Martin Tuchman
                                                     Attorney-in-fact

                               INDEX TO EXHIBITS


Exhibit No.
- -----------

    1.1*      --Underwriting Agreement among the Parent, the Company and the Underwriters.

    3.1*      --Restated Articles of Incorporation of the Company.

    3.2*      --Amended By-Laws of the Company.

    4.1*      --Form of Certificate representing Common Stock.

    5.1*      --Opinion of David King & Co. as to the validity of the securities being registered.

    8.1       --Opinion of Baker & McKenzie regarding federal income tax considerations.

   10.1*      --Form of Management Services Agreement between Interpool, Inc. and the Company.

   10.2*      --Form of Registration Rights Agreement between Interpool, Inc. and the Company.

   10.3*      --Form of Promissory Note dated December 31, 1995 between Interpool, Inc. and the
                Company.

   10.4*      --Form of Sublease dated March 5, 1993 between the Company and Trac Lease, Inc.

   10.5*      --Form of Agreement dated August 20, 1990 among The Ivy Group, MCS Chassis, Inc.
                and the Company.

   10.6*      --Form of Indemnification Agreement between the Company and Interpool, Inc.

   10.7*      --Form of Indemnity between the Company and its directors.

   10.8*      --Form of Indemnification Agreement between the Company and Interpool, Inc.

   10.9*      --Form of Stock Option Plan for Executive Officers and Directors.

   10.10*     --Form of NonQualified Stock Option Plan for Non-Employee, Non-Officer Directors.

   10.11*     --Employment Agreement between Eric Beerlandt and the Company.

   10.12*     --Note Purchase Agreement between the Company and the Collateral Agent, for the
                Purchasers listed therein--dated November 30, 1993 (the "November 30, 1993 Note
                Purchase Agreement") (Confidential Treatment Requested).

   10.13*     --Form of Series A Note in connection with the November 30, 1993 Note Purchase
                Agreement.

   10.14*     --Form of Series B Note in connection with the November 30, 1993 Note Purchase
                Agreement.

   10.15*     --Form of Security Agreement in connection with the November 30, 1993 Note
                Purchase Agreement.

   10.16*     --Note Purchase Agreement between the Company and the Collateral Agent, for the
                Purchasers listed therein--dated October 27, 1994 (the "October 27, 1994 Note
                Purchase Agreement") (Confidential Treatment Requested).

   10.17*     --Form of Note in connection with the October 27, 1994 Note Purchase Agreement.

   10.18*     --Form of Security Agreement in connection with the October 27, 1994 Note
                Purchase Agreement.

   10.19*     --Note Purchase Agreement between the Company and the Collateral Agent, for the
                Purchasers listed therein--dated April 28, 1995 (the "April 28, 1995 Note
                Purchase Agreement") (Confidential Treatment Requested).

   10.20*     --Form of Note in connection with the April 28, 1995 Note Purchase Agreement.

   10.21*     --Form of Security Agreement in connection with the April 28, 1995 Note Purchase
                Agreement.

   10.22*     --Amendment to the Credit Agreement dated July 10, 1995, the Credit Agreement dated May 29, 1995 and the General Conditions of the Lender, each between the
                Lender and the Company (Confidential Treatment Requested).

   10.23*     --Note Purchase Agreement between the Company and the Collateral Agent, for the
                Purchasers listed therein dated July 25, 1995 (the "July 25, 1995 Note Purchase
                Agreement") (Confidential Treatment Requested).

   10.24*     --Form of Note in connection with the July 25, 1995 Note Purchase Agreement.

   10.25*     --Form of Security Agreement in connection with the July 25, 1995 Note Purchase
                Agreement.

   10.26*     --Second Amended and Restated Senior Loan and Security Agreement dated November
                30, 1995, among the Company, the Agent, and the Lenders named therein (the
                "Loan and Security Agreement") (Confidential Treatment Requested).

   10.27*     --Form of Note in connection with the Loan and Security Agreement (Confidential
                Treatment Requested).

   10.28*     --Note Purchase Agreement between the Company and the Collateral Agent, for the
                Purchases listed therein dated December 12, 1995 (the "December 12, 1995 Note
                Purchase Agreement") (Confidential Treatment Requested).

   10.29*     --Form of Note in connection with the December 12, 1995 Note Purchase Agreement.

   10.30*     --Form of Security Agreement in connection with the December 12, 1995 Note
                Purchase Agreement.

   10.31*     --Term Loan Agreement among the Company, the Banks party thereto and the Agent, dated March 28, 1996 (the "March 28, 1996 Term Loan Agreement") and Amendment
                No. 1 to the Term Loan Agreement (Confidential Treatment Requested).

   10.32*     --Form of Term Note in connection with the March 28, 1996 Term Loan Agreement.

   10.33*     --Form of Security Agreement in connection with the March 28, 1996 Term Loan
                Agreement (Confidential Treatment Requested).

   10.34*     Amendment Number Two to the November 30, 1993 Note Purchase Agreement dated as of
                June 28, 1996 (Confidential Treatment Requested).

   10.35*     Amendment Number Two to the October 27, 1994 Note Purchase Agreement dated as of
                June 28, 1996 (Confidential Treatment Requested).

   10.36*     Amendment Number Three to the April 28, 1995 Note Purchase Agreement dated as of
                June 28, 1996 (Confidential Treatment Requested).

   10.37*     Amendment Number One to the July 25, 1995 Note Purchase Agreement dated as of
                June 28, 1996 (Confidential Treatment Requested).

   10.38*     Letter of Waiver of Certain Conditions to the Loan and Security Agreement dated
                August 2, 1996 (Confidential Treatment Requested).

   10.39*     Amendment Number One to the December 12, 1995 Note Purchase Agreement dated as of
                June 28, 1996 (Confidential Treatment Requested).

   10.40*     Amendment Number Two to the March 28, 1996 Term Loan Agreement dated as of June
                27, 1996 (Confidential Treatment Requested).

   21.1*      --Subsidiaries of the Company.

   23.1*      --Consent of Arthur Andersen LLP with respect to consolidated financial statements of the Company.

   23.2*      --Consent of Stroock & Stroock & Lavan.

   23.3*      --Consent of David King & Co. (included in Exhibit 5.1).

   23.4       --Consent of Baker & McKenzie (included in Exhibit 8.1).

   24.1*      --Power of attorney (included on signature page of this Registration Statement).

   27.1*      --Financial Data Schedule.


- ------------

 * Previously filed.